UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	333-88480	#04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah	84106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 433 2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 3, 2009, BBM Holdings, Inc. (the “Company”), sold $1,005,000 in securities in a private placement, comprised of 5,583,320 shares of Series B Convertible Preferred Stock and 11,16,640 Common Stock purchase warrants exercisable at a price of $0.18 per share.  The warrants will not be exercisable until the Company effects a proposed increase in its authorized capital.

The securities were issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder. The Company relied upon representations, warranties, certifications and agreements of such holders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act or Regulation D under the Securities Act.

The Company negotiated a reduction in amounts owed to counsel, partially in exchange for five year warrants to purchase up to 150,000 shares of Common Stock at a price of $.40 per share.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3(ii)	Form of Certificate of Designation of Series B Convertible Preferred Stock.
10.10	Subscription Agreement, dated as of May 31, 2009, by and among the Company and the subscribers in the private placement.
10.11	Form of Class F Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of June 3, 2009.
10.12	Form of Class G Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of June 3, 2009.
10.13	Form of Common Stock Purchase Warrant issued to counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.
Dated: June 3, 2009
	By:	/s/ Andrew Limpert
Andrew Limpert, President and CEO

EXHIBIT INDEX

Exhibit Number	Description
3(ii)	Form of Certificate of Designation of Series B Convertible Preferred Stock.
10.10	Subscription Agreement, dated as of May 31, 2009, by and among the Company and the subscribers in the private placement.
10.11	Form of Class F Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of June 1, 2009.
10.12	Form of Class G Common Stock Purchase Warrant issued pursuant to the Subscription Agreement, dated as of June 1, 2009.
10.13	Form of Common Stock Purchase Warrant issued to counsel.